Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer
	Telephone:	(503) 220-0988

BBSI
ANNOUNCES THIRD QUARTER 2005 OPERATING RESULTS AND
FINANCIAL GUIDANCE FOR 4Q05

        PORTLAND, OREGON, October 26, 2005 — Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $4,340,000 for the third quarter ended September 30, 2005, an improvement of $1,892,000 or 77.3% over net income of $2,448,000 for the third quarter of 2004. Diluted earnings per share for the 2005 third quarter were $.40, as compared to diluted earnings per share of $.26 for the same quarter a year ago. Per share amounts for 2004 have been adjusted for a 3-for-2 stock split effected on May 19, 2005.

        Net revenues for the third quarter ended September 30, 2005 totaled $64.6 million, an increase of approximately $9.9 million or 18.1% over the $54.7 million for the same quarter in 2004.

(in thousands, except per share amounts)	(Unaudited) Third Quarter Ended September 30,		(Unaudited) Nine Months Ended September 30,
Results of Operations	2005	2004	2005	2004
Revenues:
Staffing services	$36,668	$35,673	$100,847	$91,197
Professional employer service fees	27,883	19,006	72,579	51,796

Total revenues	64,551	54,679	173,426	142,993

Cost of revenues:
Direct payroll costs	27,527	26,436	75,142	67,307
Payroll taxes and benefits	16,651	11,376	47,651	33,556
Workers' compensation	6,664	6,505	18,365	16,837

Total cost of revenues	50,842	44,317	141,158	117,700

Gross margin	13,709	10,362	32,268	25,293
Selling, general and administrative
expenses	6,906	5,993	18,627	16,574
Depreciation and amortization	239	257	692	752

Income from operations	6,564	4,112	12,949	7,967
Other income, net	325	73	228	132

Income before taxes	6,889	4,185	13,177	8,099
Provision for income taxes	2,549	1,737	5,001	3,205

Net income	$4,340	$2,448	$8,176	$4,894

Basic earnings per share	$.43	$.28	$.89	$.57

Weighted average basic shares
outstanding	10,209	8,608	9,190	8,580

Diluted earnings per share	$.40	$.26	$.83	$.53

Weighted average diluted shares
outstanding	10,884	9,295	9,878	9,289

Barrett Business Services, Inc.
News Release – Third Quarter 2005
October 26, 2005

        The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), are presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

(in thousands)	(Unaudited) Third Quarter Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Staffing services	$36,668	$35,673	$100,847	$91,197
Professional employer services	175,404	109,435	451,900	299,139

Total revenues	212,072	145,108	552,747	390,336

Cost of revenues:
Direct payroll costs	172,994	115,580	449,318	311,337
Payroll taxes and benefits	16,651	11,376	47,651	33,555
Workers' compensation	8,718	7,790	23,510	20,151

Total cost of revenues	198,363	134,746	520,479	365,043

Gross margin	$13,709	$10,362	$32,268	$25,293

        Gross revenues of $212.1 million for the third quarter ended September 30, 2005 rose 46.2% over the similar period in 2004. For the nine months ended September 30, 2005, gross revenues of $552.7 million increased 41.6% over the comparable period in 2004.

        A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2005 and 2004 (in thousands):

	(Unaudited) Third Quarters Ended September 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2005	2004	2005	2004	2005	2004
Revenues:
Staffing services	$36,668	$35,673	$—	$—	$36,668	$35,673
Professional
employer
services	175,404	109,435	(147,521)	(90,429)	27,883	19,006

Total revenues	$212,072	$145,108	$(147,521)	$(90,429)	$64,551	$54,679

Cost of revenues:	$198,363	$134,746	$(147,521)	$(90,429)	$50,842	$44,317

Barrett Business Services, Inc.
News Release – Third Quarter 2005
October 26, 2005

For the nine months ended September 30, 2005 and 2004 (in thousands):

	(Unaudited) Nine Months Ended September 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2005	2004	2005	2004	2005	2004
Revenues:
Staffing services	$100,847	$91,197	$—	$—	$100,847	$91,197
Professional
employer
services	451,900	299,139	(379,321)	(247,343)	72,579	51,796

Total revenues	$552,747	$390,336	$(379,321)	$(247,343)	$173,426	$142,993

Cost of revenues:	$520,479	$365,043	$(379,321)	$(247,343)	$141,158	$117,700

        William W. Sherertz, President and Chief Executive Officer, commented that: “We are pleased with another solid quarter of operating results which were driven by continued strong growth in revenues.”

Barrett Business Services, Inc.
News Release – Third Quarter 2005
October 26, 2005

        The following summarizes the unaudited consolidated balance sheets at September 30, 2005 and December 31, 2004.

(in thousands)	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$50,408	$12,153
Marketable securities	3,680	4,630
Trade accounts receivable, net	35,558	23,840
Prepaid expenses and other	1,507	1,364
Deferred income taxes	6,484	4,100
Workers' compensation receivables for insured claims	213	213

Total current assets	97,850	46,300
Marketable securities	394	—
Goodwill, net	22,516	22,516
Intangibles, net	10	25
Property, equipment and software, net	12,950	4,301
Restricted marketable securities and workers'
compensation deposits	2,052	1,702
Deferred income taxes	124	582
Other assets	400	401
Workers' compensation receivables for insured claims	3,949	4,158

	$140,245	$79,985

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,350	$994
Accrued payroll, payroll taxes and related benefits	28,040	17,427
Income taxes payable	1,261	—
Other accrued liabilities	464	414
Workers' compensation claims liabilities	6,062	4,946
Workers' compensation claims liabilities for insured claims	213	213
Safety incentives liabilities	7,834	4,807
Current portion of long-term debt	348	348

Total current liabilities	45,572	29,149
Long-term debt, net of current portion	1,131	1,441
Customer deposits	663	608
Long-term workers' compensation claims liabilities	6,913	4,840
Long-term workers' compensation liabilities for insured claims	3,949	4,158
Deferred gain on sale and leaseback	945	1,036
Stockholders' equity	81,072	38,753

	$140,245	$79,985

Barrett Business Services, Inc.
News Release – Third Quarter 2005
October 26, 2005

Outlook for Fourth Quarter 2005

        The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2005. The Company expects gross revenues for the fourth quarter of 2005 to range from $204 million to $208 million, an increase of approximately 35% over the fourth quarter of 2004, and anticipates diluted earnings per share for the fourth quarter of 2005 to range from $.35 to $.37 per share, an increase of approximately 33% over $.27 per share for the same period a year ago, on a split-adjusted basis. Management’s outlook for fourth quarter of 2005 gross revenues as compared to the third quarter of 2005 reflects anticipated seasonality. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2005 is not included because the details of total gross revenues, such as PEO revenues and cost of PEO revenues, for the period are not reasonably estimable.

        On October 27, 2005 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss third quarter 2005 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 1259435. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning October 27, 2005 at 11:00 a.m. and ending on November 3, 2005. To listen to the recording, dial (800) 642-1687 and enter conference identification code 1259435.

        BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

        Statements in this release about future events or performance, including earnings expectations for the fourth quarter of 2005, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company’s service areas, the effect of changes in the Company’s mix of services on gross margin, future workers’ compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and the use of net proceeds of approximately $33.1 million and other effects of the Company’s recent follow-on equity offering, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2004 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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